BARRY L. FRIEDMAN, P.C.
CERTIFIED PUBLIC ACCOUNTANT
1582 TULITA DRIVE
LAS VEGAS, NEVADA 89123
OFFICE (702) 361-8414
FAX NO. (702) 896-0278


TO WHOM IT MAY CONCERN:                          NOVEMBER 1, 2000


THE FIRM OF BARRY L. FRIEDMAN, P.C., CERTIFIED PUBLIC ACCOUNTANT CONSENTS TO THE INCLUSION OF THEIR REPORT OF NOVEMBER 1, 2000, ON THE FINANCIAL STATEMENTS OF THUNDERBIRD MINING, MILLING, AND CHEMICAL CORP., AS OF OCTOBER 31, 2000, IN ANY FILINGS THAT ARE NECESSARY NOW OR IN THE NEAR FUTURE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

VERY TRULY YOURS,


/S/_________________
   BARRY L. FRIEDMAN
   CERTIFIED PUBLIC ACCOUNTANT